Exhibit 99.1

SEMICONDUCTOR TECHNOLOGIES & INSTRUMENTS, INC.

Financial Statements For The Years Ended December 31, 2001 and 2002, and
The Three Months Ended March 31, 2002 (unaudited) and 2003 (unaudited)

SEMICONDUCTOR TECHNOLOGIES & INSTRUMENTS, INC.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors

Balance Sheets as of December 31, 2001 and 2002, and March 31, 2003 (unaudited)

Statements of Operations for the two years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited)

Statements of Shareholder’s Deficiency for the two years ended December 31, 2001 and 2002, and the three months ended March 31, 2003 (unaudited)

Statements of Cash Flows for the two years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited)

Notes to the Financial Statements

REPORT OF INDEPENDENT AUDITORS

To the Directors of
ASTI Holdings Limited

We have audited the accompanying balance sheets of Semiconductor Technologies & Instruments, Inc. as of December 31, 2001 and 2002, and the related statements of operations, shareholder’s deficiency, and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Semiconductor Technologies & Instruments, Inc. as of December 31, 2001 and 2002, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Ernst & Young
Certified Public Accountants

Singapore
April 10, 2003

SEMICONDUCTOR TECHNOLOGIES & INSTRUMENTS, INC.

BALANCE SHEETS
(in thousands of US dollars, except per share and share data)

		December 31,		(Unaudited) March 31, 2003

	Note	2001	2002
ASSETS

Current assets:
Cash and cash equivalents		$352	$405	259
Accounts receivable		1,177	220	410
Inventories, net	3	2,335	886	831
Prepaid expenses		101	69	70
Total current assets		3,965	1,580	1,570

Due from related parties	4	4,584	5,187	5,205
Property and equipment, net of accumulated depreciation	5	686	760	715
Deposit		25	25	25
Total assets		$9,260	$7,552	$7,515

LIABILITIES AND SHAREHOLDER’S DEFICIENCY

Current liabilities:
Accounts payable		$715	$137	67
Accrued expenses and other current liabilities	6	312	311	245
Deferred revenue		1,441	950	988
Advance payments from customer		—	—	60
Total current liabilities		2,468	1,398	1,360

Due to related parties	4	16,037	19,199	19,974

Shareholder’s deficiency:
Common stock, $0.01 par value, 10,000 shares authorized, 1,000 shares issued and outstanding		—	—	—
Additional paid-in capital		3,672	3,684	3,684
Accumulated deficit		(12,917)	(16,729)	(17,503)
Total shareholder’s deficiency		(9,245)	(13,045)	(13,819)
Total liabilities and shareholder’s deficiency		$9,260	$7,552	$7,515

The accompanying notes are an integral part of these financial statements.

SEMICONDUCTOR TECHNOLOGIES & INSTRUMENTS, INC.

STATEMENTS OF OPERATIONS
(in thousands of US dollars, except per share and share data)

	Note	Year ended December 31,		(Unaudited) Three months ended March 31,
		2001	2002	2002	2003

Net sales (a)	7	$6,877	$3,211	$611	$270
Commission income (b)	7	75	—	—	—
		6,952	3,211	611	270
Cost of sales (c)	7	5,730	2,480	604	196
Gross profit	7	1,222	731	7	74
Operating expenses
Research and development expenses		2,422	2,442	607	392
Selling, general and administrative expenses (d)		3,440	3,624	736	456
Total operating expenses		5,862	6,066	1,343	848
Operating loss		(4,640)	(5,335)	(1,336)	(774)

Other income (e)		—	1,500	—	—
Net loss before income tax		(4,640)	(3,835)	(1,336)	(774)

Income tax benefit	8	—	23	—	—
Net loss		$(4,640)	$(3,812)	$(1,336)	$(774)

Basic and diluted net loss per share		$(4,640)	$(3,812)	$(1,336)	$(774)
Basic and diluted weighted average number of shares		1,000	1,000	1,000	1,000

Statements of operations include the following transactions with ASTI and companies affiliated by common ownership.

(a) Net sales to affiliated companies	$1,828	$670	$—	$—
(b) Commission income from ASTI	75	—	—	—
(c) Cost of sales from affiliated companies	177	4	—	—
(d) Selling, general and administrative expenses paid by affiliated companies	87	34	3	—
(e) Other income from ASTI for transfer of intellectual properties	—	1,500	—	—

The accompanying notes are an integral part of these financial statements.

SEMICONDUCTOR TECHNOLOGIES & INSTRUMENTS, INC.

STATEMENTS OF SHAREHOLDER’S DEFICIENCY
(in thousands of US dollars, except per share and share data)

			Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Deficiency
	Common Stock
	Shares	Amount

Balance at December 31, 2000	1,000	—	$3,672	$(8,277)	$(4,605)

Net loss	—	—	—	(4,640)	(4,640)

Balance at December 31, 2001	1,000	—	3,672	(12,917)	(9,245)

Net loss	—	—	—	(3,812)	(3,812)

Amortization of stock-based compensation	—	—	12	—	12

Balance at December 31, 2002	1,000	—	3,684	(16,729)	(13,045)

Net loss (unaudited)	—	—	—	(774)	(774)

Balance at March 31, 2003 (unaudited)	1,000	—	$3,684	$(17,503)	$(13,819)

The accompanying notes are an integral part of these financial statements.

SEMICONDUCTOR TECHNOLOGIES & INSTRUMENTS, INC.

STATEMENTS OF CASH FLOWS
(in thousands of US dollars)

	Year ended December 31,		(Unaudited) Three months ended March 31,

	2001	2002	2002	2003

Cash flows from operating activities:
Net loss	$(4,640)	$(3,812)	$(1,336)	$(774)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	124	128	33	45
Impairment loss	—	901	—	—
Stock based compensation expense	—	12	7	—
Other income from ASTI	—	(1,500)	—	—
Changes in operating assets and liabilities
Accounts receivable	653	957	846	(190)
Inventories	1,791	346	75	55
Prepaid expenses	(8)	32	32	(1)
Accounts payable	30	(578)	(326)	(70)
Accrued expenses and other current liabilities	(208)	(1)	114	(66)
Deferred revenue	66	(491)	(346)	38
Advance payments from customer	—	—	—	60
Net cash used in operating activities	(2,192)	(4,006)	(901)	(903)

Cash flows from investing activities:
Acquisition of property and equipment	(114)	(2)	—	—
Net cash used in investing activities	(114)	(2)	—	—

Cash flows from financing activities:
Net due to/(from) related parties	2,347	4,061	801	757
Net cash provided by financing activities	2,347	4,061	801	757
Net increase (decrease) in cash and cash equivalents	41	53	(100)	(146)

Cash and cash equivalents at beginning of the year	311	352	352	405

Cash and cash equivalents at end of the year	$352	$405	$252	$259

Non-cash investing and financing activities:

In the year ended December 31, 2002, $1,103 of inventories was transferred to fixed assets to be used in research and development activities and $2 of fixed assets were transferred to a related party.

The accompanying notes are an integral part of these financial statements.

SEMICONDUCTOR TECHNOLOGIES & INSTRUMENTS, INC.

NOTES TO THE FINANCIAL STATEMENTS
(in thousands of US dollars, except per share and share data)

1.                                      NATURE OF OPERATIONS

The principal activities of Semiconductor Technologies & Instruments, Inc. (the “Company”) are those of design and sale of customized inspection and conditioning systems (“the product”) used in the semiconductor manufacturing industry.

The Company was incorporated on June 25, 1997, under the General Corporation Laws in the State of Delaware.  It is a wholly owned subsidiary of ASTI Holdings Limited (“ASTI”), a company incorporated in Singapore.  ASTI was a majority owned subsidiary of STI Holding Limited (“STIH”).  STIH, a company incorporated in Bermuda was a wholly owned subsidiary of Flextech Holdings Limited (“FHL”), a company incorporated in Singapore.  On January 16, 2002, STIH transferred all its shareholdings in ASTI to FHL.  On January 30, 2002, FHL reduced its shareholdings in ASTI from 67.9% to 56% and on July 9, 2002, FHL further reduced its shareholding in ASTI to 49.4%.

As discussed in note 4, the Company has had significant transactions with these entities and their affiliates.

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)                       Basis of preparation

The financial statements are expressed in United States (“US”) dollars, unless stated otherwise, and are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

(b)                       Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.  Significant estimates used in the preparation of these financial statements include estimation of warranty reserves, provision for doubtful debts, reserves for obsolete and slow-moving inventories, useful lives of property and equipment and amount of expenses to accrue at balance sheet date.

(c)                        Cash and cash equivalents

The Company includes in cash and cash equivalents all short-term, highly liquid investments that mature within 90 days of their acquisition date. Cash equivalents consist principally of cash on hand and demand deposits and are stated at cost.

The Company maintains its cash balances in one bank.  The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100.

(d)                      Inventories

Raw materials are valued at the lower of cost (calculated on a first-in-first-out basis) or market value.  Work-in-progress and finished goods are valued at standard cost that approximates actual cost computed on a first-in-first-out-basis not in excess of market value.  An allowance for loss on decline in market value and obsolescence is provided when necessary.

(e)                       Property and equipment

Property and equipment are stated at cost, less accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Machinery, equipment and software	-	3 - 5 years
Leasehold improvements	-	Over the lesser of the lease term or the useful life
Office equipment	-	3 years

Repair and maintenance costs are charged to expense as incurred.  Renewals and improvements that extend the useful life are capitalized as additions to the related assets.  Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation, with any resulting gain or loss reflected in income.

(f)                          Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If an impairment is indicated, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(g)                      Income taxes

The Company uses the asset and liability method of accounting for income taxes.  Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and the basis as reported in the financial statements, operating losses, and tax credit carryforwards.  A valuation allowance is recorded to reduce deferred tax assets to an amount for which realization is more likely than not.

(h)                      Financial instruments and concentration of risks

The Company’s financial instruments consist primarily of current assets, except for inventories (see Note 2(d)), and current liabilities and are stated at cost, which approximates fair market value because of the short maturity of these instruments.

The Company sells products to customers primarily in the United States, Europe and Asia.  The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers.  An allowance for doubtful accounts is provided for when necessary.

Net sales to major customers consist of the following:

	Percentage of net sales	Number of major customers	Accounts receivable from these customers as of December 31/ March 31

Year ended December 31, 2001	81%	4	$477
Year ended December 31, 2002	61%	3	220
Three months ended March 31, 2002 (unaudited)	99%	3	28
Three months ended March 31, 2003 (unaudited)	97%	2	383

Net purchases from major suppliers consist of the following:

	Percentage of net purchases	Number of major suppliers	Accounts payable to these suppliers as of December 31/ March 31

Year ended December 31, 2001	29%	2	$269
Year ended December 31, 2002	45%	3	29
Three months ended March 31, 2002 (unaudited)	36%	1	—
Three months ended March 31, 2003 (unaudited)	69%	2	9

(i)                          Revenue recognition

The Company recognizes revenue for sales to external customers when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable, and collectibility is reasonably assured, which generally coincides with receipt of final payment which establishes customer acceptance.

The Company recognizes revenue for sales to affiliated companies when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable, and collectibility is reasonably assured, which generally coincides with the delivery and invoicing.

Discounts are provided in the period in which the sale is recognized.  Shipping and handling costs are included in cost of goods sold.

(j)                          Stock-based compensation

At December 31, 2002, the Company has two stock-based employee compensation plans, which are described more fully in Note 9.  The Company accounts for those plans in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”.  Under APB No. 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the company’s stock and the amount an employee must pay to acquire the stock.  Stock-based compensation cost recognized for the years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited) are none, $12, $7 and none, respectively.  The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standard (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation.

	Year ended December 31,		(Unaudited) Three months ended March 31,

	2001	2002	2002	2003

Net loss, as reported	$(4,640)	$(3,812)	$(1,336)	$(774)
Add: Total stock-based employee compensation expense, net of the related tax effects, included in the determination of net loss as reported	—	12	7	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(18)	(111)	(61)	—
Pro forma net loss	$(4,658)	$(3,911)	$(1,390)	$(774)

Net loss per share:
Basic and diluted —as reported	$(4,640)	$(3,812)	$(1,336)	$(774)
Basic and diluted —pro Forma	$(4,658)	$(3,911)	$(1,390)	$(774)

(k)                       Research and development costs

Research and development costs are expensed as incurred.

(l)                          Advertising costs

Advertising costs are expensed as incurred.  For the years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited) advertising expense was $116, $43, $1 and none, respectively.

(m)                    Net loss per share

The Company computes earnings per share in accordance with SFAS No.128, “Earnings Per Share”.  Under the provisions of SFAS No.128, basic net loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding for the period.  Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.  When there is a net loss, other potentially dilutive securities are not included in the calculation of net loss per share since their inclusion would be anti-dilutive.  The basic net loss per share is the same as the diluted net loss per share because there were no unissued shares under options nor were there any arrangements as of balance sheet date in which the Company is obligated to issue additional new shares.

(n)                      Impact of recently issued accounting standards

In August 2001, the Financial Accounting Standards Board (the “FASB”) issued SFAS 143, “Accounting for Asset Retirement Obligations”.  Initiated in 1994 as a project to improve the accounting for the costs of nuclear decommissioning, the FASB expanded the scope to include similar closure or removal-type costs in other industries that are incurred at any time during the life of an asset.  When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset.  Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.  Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.  The standard is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.  Adoption of SFAS 143 did not have a material impact on the Company’s financial position and results of operations.

In June 2002, the FASB issued SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities”.  SFAS 146 provides guidance related to accounting for costs associated with disposal activities covered by SFAS 144 or with exit or restructuring activities previously covered by Emerging Issues Task Force (“EITF”) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity” (including Certain Costs Incurred in a Restructuring).  SFAS 146 supercedes EITF Issue No. 94-3 in its entirety.  SFAS 146 requires that costs related to exiting an activity or to a restructuring not be recognized until the liability is incurred.  SFAS 146 will be applied prospectively to exit or disposal activities that are initiated after December 31, 2002.

In November 2002, the EITF reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables”.  EITF 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets.  The provisions of EITF 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003.  The Company is currently evaluating the effect that the adoption of EITF 00-21 will have on its results of operations and financial condition.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”.  FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee.  In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a roll-forward of the entity’s product warranty liabilities.  The Company does not expect the adoption of FIN 45 will have an impact on its financial position and results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, and an Interpretation of ARB No. 51”.  FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003.  For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003.  The Company does not expect the adoption of FIN 46 will have an impact on its financial position and results of operations.

3.                                      INVENTORIES, NET

	December 31,		(Unaudited) March 31, 2003

	2001	2002
The net inventory balance is as follow:

Raw materials	$437	$581	$564
Work-in-progress	1,201	83	40
Finished goods	2,222	2,020	2,025
	3,860	2,684	2,629

Allowance for loss on decline in market value and obsolescence	(1,525)	(1,798)	(1,798)
	$2,335	$886	$831

The change in allowance for loss on decline in market value and obsolescence is as follow:

	December 31,		(Unaudited) March 31, 2003

	2001	2002

Balance at beginning	$185	$1,525	$1,798
Net charged to cost of sales	1,340	687	—
Write-offs	—	(414)	—
Balance at end	$1,525	$1,798	$1,798

4.                                      RELATED PARTY TRANSACTIONS

Related party loans

ASTI and a company affiliated by common ownership (the “Affiliated Company”) have provided intercompany loans to the Company to cover the Company’s short-term working capital requirements.  If such funding were discontinued, the Company may not have adequate funds to operate its business.  However, ASTI and the Affiliated Company have committed to continue providing for the Company’s working capital requirements until the Company ceases to be a subsidiary of ASTI.  No formal terms exist for these intercompany loans whose balances are as follows:

	December 31,		(Unaudited) March 31, 2003

	2001	2002

ASTI	$(6,076)	$(5,847)	$(5,847)

Affiliated Company	(9,745)	(13,246)	(14,021)
	$(15,821)	$(19,093)	$(19,868)

Other related party transactions

The accompanying statements of operations include the following transactions with ASTI and companies affiliated by common ownership:

	Year ended December 31,		(Unaudited) Three months ended March 31,

	2001	2002	2002	2003
Net sales	$1,828	$670	$—	$—

Commission income	75	—	—	—
Cost of sales	177	4	—	—
Other income (see note 7)	—	1,500	—	—

In addition, there were payments made on behalf of the Company on a cost reimbursement basis as follows:

	Year ended December 31,		(Unaudited) Three months ended March 31,

	2001	2002	2002	2003

Selling, general and administrative expenses paid on behalf of the Company	$87	$34	$3	—

Fixed asset transfers for the years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited) amounted to $2, $2, none and none, respectively. Inventory transfers for the years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited) amounted to none, $30, none and none, respectively. These transactions and noninterest-bearing advances have resulted in the following intercompany balances:

	December 31,		(Unaudited) March 31, 2003

	2001	2002

Due from affiliated companies	$4,584	$5,187	$5,205
Due to affiliated companies	(216)	(106)	(106)

Total related party balances

Related party loans and other related party transactions result in total related party balances of:

	December 31,		(Unaudited) March 31, 2003

	2001	2002

Due from related companies	$4,584	$5,187	$5,205
Due to related companies	(16,037)	(19,199)	(19,974)

5.                                     PROPERTY AND EQUIPMENT

	December 31,		(Unaudited) March 31, 2003

	2001	2002

Machinery, equipment, and software	$154	$356	$356
Leasehold improvements	725	725	725
Office equipment	178	178	178
	1,057	1,259	1,259

Less: accumulated depreciation and amortization	(371)	(499)	(544)
	$686	$760	$715

For the years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited) depreciation expense was $124, $128, $33 and $45, respectively.

In December 2002, the Company determined that there is a significant change in the extent or manner in which machinery and equipment are being used.  Accordingly, the Company evaluated the ongoing value of the machinery and equipment.  Based on this evaluation, the Company determined that machinery and equipment with a carrying amount of $1,103 was no longer recoverable and was in fact impaired, and wrote them down to their estimated fair value of $202.  Fair value was based on expected future cash flows to be generated by these assets, discounted at the risk-free rate of interest.

Impairment loss of $901 is included under selling, general and administrative expenses in the statement of operations.

6.                                      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	December 31,		(Unaudited) March 31, 2003

	2001	2002

Accrued payroll and employee benefits	$216	$218	$160
Accrued professional fees	—	11	11
Warranty reserve	89	59	53
Others	7	23	21
	$312	$311	$245

The change in warranty reserve is as follow:
Balance at beginning	$150	$89	$59
Current period (writeback)/provision	(47)	27	12
Utilisation	(14)	(57)	(18)
Balance at end	$89	$59	$53

7.                                      NET SALES AND COSTS OF SALES

The net sales of the Company are broken down into two main lines of products, namely the semiconductor backend inspection system (“VM”) and the wafer level inspection system (“WAV”):

	Year ended December 31, 2001			Year ended December 31, 2002

	VM	WAV	Total	VM	WAV	Total

Net sales	$3,547	$3,330	$6,877	$110	$3,101	$3,211
Commission income	75	—	75	—	—	—
	3,622	3,330	6,952	110	3,101	3,211

Cost of sales	3,071	2,659	5,730	110	2,370	2,480
Gross profit	$551	$671	$1,222	$—	$731	$731

	(Unaudited) Three months ended March 31, 2002			(Unaudited) Three months ended March 31, 2003

	VM	WAV	Total	VM	WAV	Total

Net sales	$—	$611	$611	$—	$270	$270
Commission income	—	—	—	—	—	—
	—	611	611	—	270	270

Cost of sales	—	604	604	—	196	196
Gross profit	$—	$7	$7	$—	$74	$74

During the second quarter of 2001, the Company ceased the sale and production of its semiconductor backend inspection systems (“VM”) and the product line was transferred to an affiliated company in Singapore.  The sales of VM products in 2002 relates to the transfer of VM materials and parts to the affiliated company pursuant to the agreement to transfer the patents and intellectual properties related to the VM product line from the Company to ASTI.  The Company received consideration of $1,500 for the transfer.  The amount of consideration was determined based on the market value of the patents and intellectual properties.

8.                                     INCOME TAXES

The benefit from income tax consisted of the following:

	Year ended December 31,		(Unaudited) Three months ended March 31,

	2001	2002	2002	2003

Income tax benefit	$—	$23	$—	$—

A reconciliation of the expected federal income tax at the statutory rate of 34% to the actual benefit from income tax is as follows:

	Year ended December 31,		(Unaudited) Three months ended March 31,

	2001	2002	2002	2003

Expected federal income tax	$(1,578)	$(1,304)	$(454)	$(263)
State income tax, net of federal tax effect	(94)	52	62	(1)
Nondeductible expenses	72	70	17	12
Research and development credit	(170)	(631)	(498)	(34)
Change in valuation allowance	1,770	1,809	869	286
Income tax benefit due to net operating loss carryback	—	23	—	—
Others	—	4	4	—
Income tax benefit	$—	$23	$—	$—

The Company accounts for income taxes using the asset and liability method under SFAS No. 109, “Accounting for Income Taxes”.  Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted rates when the differences are expected to reverse.

The components of deferred income taxes are as follows:

	December 31,		(Unaudited) March 31, 2003

	2001	2002
Deferred tax liabilities:
Prepaid expenses	$13	$8	$7
Property and equipment	71	81	85
State franchise tax	19	—	—
Total deferred tax liabilities	$103	$89	$92

Deferred tax assets:
Inventory reserves	$775	$880	$880
Accrued payroll	48	27	18
Deferred revenue	555	365	380
Unicap inventory adjustments	19	7	6
Net operating loss carryforwards and alternative minimum tax credit	3,169	4,451	4,701
Research and development tax credits	401	1,032	1,066
Deferred tax assets	4,967	6,762	7,051

Valuation allowance for deferred tax assets	(4,864)	(6,673)	(6,959)
Net deferred tax assets	$103	$89	$92
Net deferred tax liabilities	$—	$—	$—

The net change in the valuation allowance for the year ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited) was an increase of $1,770, $1,809, $869 and $286, respectively.  A full valuation allowance has been recorded against the deferred tax assets balance because there was uncertainty on the future profitability of the Company, and as a result, the Company’s ability to utilize the deferred tax assets in the future years.

At December 31, 2002, the Company had net operating loss carryforwards of approximately $9,158, for income tax purposes, expiring between 2013 and 2015 for Federal purposes and $1,450 expiring between 2004 and 2005 for State purposes.

At December 31, 2002, the Company had research and development credit carryforwards of approximately $807 expiring between 2012 and 2018.

9.                                      STOCK-BASED COMPENSATION

On May 23, 2001, the Board of Directors and shareholders of ASTI approved the ASTI Share Option Scheme-2001 (the “Plan”).  Under the Plan, shares not exceeding 15% of ASTI’s total issued share capital on the day before offering may be granted to employees (including officers and directors) of ASTI, its subsidiaries and its controlled associated companies (as defined). The exercise price is the middle market quoted high/low price for the ASTI’s shares issued by Singapore Exchange Trading Limited for the three trading days immediately preceding the date of grant.

As of December 31, 2001, 1,530,000 options were granted to certain employees of the Company.  Options granted vest 12 months from date of grant and once vested are exercisable at any time up to ten years from date of grant.

Stock-based compensation cost recognized for the years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited) are none, $12, $7 and none, respectively.

Presented below is a summary of stock option activity as it pertains to the Company:

	Shares	Weighted-Average Exercise Price (Singapore dollars)

Balance as of January 1, 2001	—	$—
Granted	1,530,000	0.29
Exercised	—	—
Forfeited / Cancelled / Expired	—	—
Balance as of December 31, 2001	1,530,000	0.29
Granted	—	—
Exercised	—	—
Forfeited	(410,000)	—
Balance as of December 31, 2002	1,120,000	0.29
Granted (unaudited)	—	—
Exercised (unaudited)	—	—
Forfeited (unaudited)	(300,000)	—
Balance as of March 31, 2003 (unaudited)	820,000	$0.29

Presented below is a summary of exercisable and unexercisable stock options as it pertains to the Company:

	Exercisable (Singapore dollars)
	December 31, 2001	December 31, 2002	March 31, 2003
			(unaudited)

Shares	—	1,120,000	820,000
Exercise price range	—	$0.29	$0.29
Weighted average exercise price	—	$0.29	$0.29
Weighted average remaining contractual life in years	—	8.33	8.08

	Unexercisable (Singapore dollars)
	December 31, 2001	December 31, 2002	March 31, 2003
			(unaudited)

Shares	1,530,000	—	—
Exercise price range	$0.29	—	—
Weighted average exercise price	$0.29	—	—
Weighted average remaining contractual life in years	9.33	—	—

For the purposes of SFAS No. 123 pro forma disclosure, the fair value of options is estimated on the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

Risk-free interest rate	4.56%
Dividend yield	0.00%
Volatility factor	0.473
Weighted-average expected life (in yrs)	5

The effects of applying SFAS No. 123’s fair value method to options granted to employees of the Company results in the stock-based compensation cost amounting to $18, $111, $61 and none for the years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited), respectively.

The table below summarizes the weighted average fair value and exercise price of the stock options granted during the year.

	December 31, 2001	December 31, 2002	(Unaudited) March 31, 2003

	Singapore dollars	Singapore dollars	Singapore dollars

Weighted average grant-date fair value of stock options granted during the year:
Where exercise price is lower than market price	$0.31	—	—

Weighted average exercise price of stock options granted during the year:
Where exercise price is lower than market price	$0.29	—	—

In November 2001, FHL granted an option to an employee of the Company to purchase 10,000 shares of FHL stock under the Flextech Executives’ Share Option Scheme at an exercise price approximately equivalent to the fair value of FHL stock on the date of grant.

10.                               EMPLOYEE BENEFIT PLAN

The Company maintains an employee defined contribution profit sharing benefit plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code. The Plan is available to all employees who have reached the age of 21 and provides employees with tax deferred salary deductions and alternative investment options.  Employees may contribute up to 15% of their eligible compensation, subject to certain limitations.  Contributions to the Plan are made by the Company on a discretionary basis.  For the years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited), contributions were $52, none, none and none, respectively.

11.                               COMMITMENTS

Operating lease commitments

The Company leases premises, machinery and office equipment under several long-term operating leases which expire at various dates.  The premises lease provides that the Company pay as additional rent its portion of taxes, insurance and other operating expenses applicable to the leased premises and has renewal options in three five year increments with lease rates stipulated in the agreement. The premises lease also contains an option to purchase the premises at any time during the first three years of the primary term at the prevailing market price.  At the date of this report, management does not intend to purchase the premises.  Lease commitments for the premises are exclusive of additional rent.

Future minimum lease payments under non-cancelable operating leases with initial or remaining terms of one year or more as of December 31, 2002 and March 31, 2003 (unaudited) are as follows:

	December 31, 2002	(Unaudited) March 31, 2003

2003	$460	$460
2004	459	464
2005	468	465
2006	465	465
2007	465	465
Thereafter	931	814
	$3,248	$3,133

For the years ended December 31, 2001 and 2002, and the three months ended March 31, 2002 (unaudited) and 2003 (unaudited), rental expense for operating leases was $679, $637, $158 and $159, respectively.

12.                               SUBSEQUENT EVENTS

On February 26, 2003, ASTI entered into a settlement and purchase agreement (the “Purchase Agreement”) with August Technology Corporation (“ATC”).  Under the Purchase Agreement, ASTI has agreed to sell to ATC the entire issued and paid-up share capital of the Company for an aggregate purchase consideration of $1,250 of cash and 215,385 shares of ATC common stock.  The transaction closed on April 15, 2003, after which the Company became a wholly owned subsidiary of ATC.

13.                               CONTINGENT LIABILITY

Claims for royalty fees on the Development Agreement with ***

On or about December 24 1997, the Company entered into a Development Agreement with *** pursuant to which the parties agreed to jointly develop three stand-alone inspection software modules to be used on the Company’s inspection systems platform (the “Development Agreement”).  *** was required to provide engineering resources to develop the inspection software, while the Company was required to pay royalty fees totaling $*** of which $*** was to be prepaid upon execution of the Development Agreement while the remaining amounts were payable based on the Company’s customers’ acceptances on the each of the 3 software modules developed by ***.  As of date of this report, the Company had paid $*** to ***. *** was subsequently acquired by *** on 25 September 2002.

In the period from late January to March 2003, the Company received letters from ***, in which *** requested the Company to fulfill its obligation to make royalty payments pursuant to the Development Agreement.

In response to the correspondence from ***, the Company disagreed with ***’s claim that the Company owed royalty payments to ***. The Company held the position that the Development Agreement had been terminated on or about 8 May 2001 by mutual agreement with ***.  The Company also explained that it had not made use of any of ***’s proprietary technology, whether pursuant to the Development Agreement or not, in its past, present, or future development efforts.

*** has expressed disagreement to the Company’s position that the Development Agreement has been terminated.  They have also maintained that the Company has used *** technology for its benefit.  They also claimed, in a subsequent letter dated March 18, 2003, that they believed that the Company might have used ***’s technology on the platform of an inspection system recently introduced by ***.  To-date, *** has not provided any particulars or evidence of the Company having used *** technology in any of the ways they have alleged.

Based on the current state of affairs, the Company does not believe that *** has a credible claim and will vigorously defend itself if *** actually institutes formal legal proceedings.  However, litigation is always subject to uncertainty.  If *** is successful in their claims against the Company, the potential liability of the Company will be the remaining $*** unpaid royalty fees under the Development Agreement plus any damages that *** can prove.